Exhibit 10.1

                     AMENDMENT NO. 6 TO TERMS OF EMPLOYMENT
                                       Of
                                URS W. STAMPFLI
                                      With
                              CONCORD CAMERA CORP.


      This AMENDMENT NO. 6 TO TERMS OF EMPLOYMENT, effective as of January 1, 2008 (this "Instrument"), by and between CONCORD CAMERA CORP. (the "Company") and Urs W. Stampfli ("Employee").

                                    RECITALS

      A. The Employee is currently employed by the Company pursuant to the Terms of Employment, dated as of January 1, 2000, as thereafter amended (as amended, the "Agreement"), between the Company and the Employee.

      B. The parties desire to modify the Agreement as set forth herein.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. Definitions. Capitalized terms used but not defined herein have the meanings assigned to them in the Agreement.

      2. Term.  The  expiration  of the Term of the  Agreement,  as specified in
Section 3 thereof, is hereby extended for a period of twelve (12) months from "January 1, 2008" to "January 1, 2009."

      3. Termination. The second paragraph of Section 12 of the Agreement is hereby deleted and replaced in its entirety with the following:

      "Concord may terminate the employee's employment at any time for any reason or without reason by giving the employee 30 days' written notice. The employee may terminate his employment after the end of any calendar month during the Term for any reason or without reason by giving Concord 30 days' written notice. In the event Concord elects to terminate pursuant to this provision, it may at its option request the employee to remain in its employment during the 30 day period following delivery of notice of termination, provided that the Company shall continue to provide the employee with his normal and customary compensation and benefits as prescribed in Sections 5, 8 and 11. Alternatively, Concord may require the employee to cease working at any time during the 30-day notice period. If:
      (i) Concord terminates the employee's employment without cause (as defined above in this Section) whether during the Term or at any time after the end of the Term; or (ii) the employee terminates his employment with Concord after the end of the Term (but not before), then the employee will be paid for a total of one (1) year (post-employment


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      compensation), excluding any portion of the 30-day notice period for which the employee remained in the Company's employment, at the then effective compensation provided for in Section 5. The post-employment compensation related to the employee's salary and auto allowance will be paid in
      installments  (net  of  required   withholding)  in  accordance  with  the
      Company's normal payroll schedule for executives. The Company's obligation to pay any such post-employment compensation is conditioned upon the employee's prior and continued compliance with the provisions of this Agreement including, but not limited to, Section 13 and Exhibit A."

      4. Effect on Agreement. Except as hereby amended, all of the terms and conditions set forth in the Agreement are and shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties executed this Instrument as of the date first set forth above.

EMPLOYEE:                               CONCORD CAMERA CORP.


  /s/ Urs W. Stampfli                  By: /s/ Ira B. Lampert
---------------------                      ------------------------------
Name: Urs W. Stampfli                      Name: Ira B. Lampert
                                           Title: Chief Executive Officer

Dated:  December 26, 2007               Dated:  December 26, 2007